As filed with the Securities and Exchange Commission on September 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ProKidney Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1586514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 Frontis Plaza Blvd., Ste 250

Winston-Salem, NC 27103

Telephone: (336) 999-7028

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ProKidney Corp. Employee Stock Purchase Plan

ProKidney Corp. 2022 Incentive Equity Plan

(Full Title of the Plans)

Tim Bertram, Ph.D.

Chief Executive Officer

ProKidney Corp.

2000 Frontis Plaza Blvd., Ste 250

Winston-Salem, NC 27103

Telephone: (336) 999-7028

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 11, 2022, ProKidney Corp., formerly known as Social Capital Suvretta Holdings Corp. III (the “Registrant,” “we,” “us” or “our”), completed its business combination with what was then known as ProKidney LP, a limited partnership registered under the laws of Ireland (“Legacy ProKidney”), in accordance with the terms of the Business Combination Agreement, dated as of January 18, 2022 (the “Business Combination Agreement”), by and between the Registrant and Legacy ProKidney (the “Business Combination”). In connection with the Business Combination, the Registrant changed its name to “ProKidney Corp.”

In connection with the Business Combination, the board of directors of the Registrant (the “Board”) adopted, and the shareholders of the Registrant approved, the ProKidney Corp. 2022 Incentive Equity Plan (the “2022 Plan”) and the ProKidney Corp. Employee Stock Purchase Plan (the “ProKidney Stock Purchase Plan”). This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 24,154,023 of the Registrant’s Class A ordinary shares issuable pursuant to the 2022 Plan, and (ii) 4,830,806 of the Registrant’s Class A ordinary shares issuable under the ProKidney Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Class A ordinary shares pursuant to the 2022 Plan and the ProKidney Stock Purchase Plan. The documents containing the information specified in Part I will be delivered to the participants in the 2022 Plan and the ProKidney Employee Stock Purchase Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 24, 2022;
(b)

The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on September 9, 2022, relating to the Registration Statement on Form S-1, as amended (File No. 333-266683), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(c)

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 16, 2022, and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Commission on August 12, 2022;

(d)

The Registrant’s Current Reports on Form 8-K or 8-K/A as filed with the SEC on January 18, 2022, January 21, 2022, April 22, 2022, June 10, 2022, July 6, 2022, July 11, 2022, July 12, 2022, July 15, 2022, and August 12, 2022 (to the extent the information in such reports is filed and not furnished); and

(e)

The description of the Registrant’s securities contained in the Registrant’s registration statement on Form 8-A (File No. 001-40560), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 29, 2021, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The Second Amended and Restated Memorandum and Articles of Association of the Registrant provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Second Amended and Restated Memorandum and Articles of Association of ProKidney Corp.		Form 8-K (Exhibit 3.1)	7/15/2022	001-40560

5.1	Opinion of Walkers (Cayman) LLP	X

23.1	Consent of Marcum LLP independent registered public accounting firm	X

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm	X

23.3	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

99.1+	ProKidney Corp. 2022 Incentive Equity Plan		Form 8-K (Exhibit 10.11)	7/15/2022	001-40560
99.2+	ProKidney Corp. Employee Stock Purchase Plan		Form 8-K (Exhibit 10.12)	7/15/2022	001-40560

107.1	Calculation of registration fee	X

+ Management contract or compensatory plan or arrangement.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Winston-Salem, State of North Carolina, on September 14, 2022.

PROKIDNEY CORP.

By:	/s/ Tim Bertram, Ph.D.

Tim Bertram, Ph.D. Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Tim Bertram, Ph.D. and James Coulston, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date
/s/Tim Bertram, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	September 14, 2022
Tim Bertram, Ph.D.

/s/James Coulston, CPA	Chief Financial Officer (Principal Financial and Accounting Officer)	September 14, 2022
James Coulston, CPA

/s/Pablo Legoretta	Chairman	September 14, 2022
Pablo Legoretta

/s/William F. Doyle	Director	September 14, 2022
William F. Doyle

/s/Jennifer Fox	Director	September 14, 2022
Jennifer Fox

/s/José Ignacio Jimenez Santos	Director	September 14, 2022
José Ignacio Jimenez Santos

/s/Alan M. Lotvin, M.D.	Director	September 14, 2022
Alan M. Lotvin, M.D.

/s/John M. Maraganore, Ph.D	Director	September 14, 2022
John M. Maraganore, Ph.D
/s/Brian J.G. Pereira, M.D.	Director	September 14, 2022
Brian J.G. Pereira, M.D.

/s/Uma Sinha, Ph.D.	Director	September 14, 2022
Uma Sinha, Ph.D.